UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 13, 2005
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9608 (Commission File Number)	36-3514169 (IRS Employer Identification No.)

10 B Glenlake Parkway Suite 600 Atlanta, Georgia (Address of Principal Executive Offices)	30328 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (770) 407-3800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     To fuel sustainable growth in sales, earnings and cash flow, Newell Rubbermaid Inc. (the “Company”) today announced a global initiative referred to as Project Acceleration, a three-year plan to strengthen and transform its portfolio. In connection with Project Acceleration, on September 13, 2005, the Board of Directors of the Company approved a three-year restructuring program, commencing January 1, 2006, designed to reduce manufacturing overhead to advance plans for achieving best cost position (the “Restructuring Program”).
     The Restructuring Program includes the closure of approximately one-third of the company’s current 80 manufacturing facilities. The implementation and execution of the Restructuring Program is expected to result in cumulative restructuring charges totaling between $350 and $400 million ($295-$340 million after tax), beginning with approximately $220-$250 million ($185-$210 million after tax) in 2006. Specifically, in connection with this program, the Company expects to incur approximately $140 to 160 million in employee-related costs, including severance, pension and other termination benefits; approximately $150 to $175 million in non-cash asset related costs, and approximately $40 to $60 million in other associated costs, including contract termination fees. Approximately 60% of the restructuring costs are expected to be cash charges. Annualized savings from the Restructuring Program are projected to exceed $120 million upon conclusion of the program.
Item 2.06. Material Impairments.
     As disclosed in the Company’s Annual Report on Form 10-K, the Company conducts its annual test of impairment for goodwill and other indefinite-lived intangible assets in the third quarter. The Company also tests for impairment if events or circumstances occur subsequent to the Company’s annual impairment tests that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company performs the annual impairment testing in the third quarter because it coincides with its annual strategic planning process for all of its businesses.
     The annual strategic planning meeting provides a forum for executive management to review changes recommended by division and group management in the long-term strategy of the individual businesses and approve specific initiatives. At the planning session, division management teams present their long-term vision for the business and recommend changes in response to internal and external factors, which may impact the valuation of long-lived assets, including goodwill, other intangible assets, and fixed assets. Additionally, these meetings are used to discuss the current business environment and outlook, as well as overall brand strategy.
     Subsequent to the recent planning meetings, the Company conducted its impairment testing of indefinite-lived intangible assets, giving consideration to underlying strategic and economic changes in the business. Additionally, the Company conducted its testing of other long-lived assets for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”
     The results of the impairment testing were reviewed and discussed with the Board of Directors, which agreed with management’s recommendations and concluded on September 13, 2005 that the impairment charges described below are required under generally accepted accounting principles.

Testing Approach
Goodwill
     The goodwill impairment test requires that a company estimate the fair value of the business enterprise at the reporting unit level, that is, the operating segment or one reporting level below the operating segment. The fair value of a reporting unit was estimated using discounted cash flows. The discounted cash flows were estimated utilizing various assumptions regarding future revenue and expenses, working capital, terminal value, and discount rates. The underlying assumptions used were consistent with those used in the strategic plan. If the fair value of the reporting unit was less than its carrying amount at the valuation date, an impairment loss was recognized to the extent that the implied fair value of the goodwill within the reporting unit was less than the recorded amount of goodwill.
Other Indefinite-Lived Intangible Assets, primarily Trademarks and Tradenames
     The impairment test for other indefinite-lived intangible assets, primarily trademarks and tradenames (intangible assets), requires that a company determine the fair value of the intangible asset. Generally, the fair value of the intangible assets was calculated using discounted cash flows associated with the underlying intangible asset. The discounted cash flows were estimated utilizing various assumptions regarding future revenue and expenses, working capital, terminal value, and discount rates. The underlying assumptions used were consistent with those used in the strategic plan. The fair value of the intangible asset was then compared to the carrying value. If the fair value of the intangible asset was less than its carrying amount, an impairment charge was recorded.
Other Long-Lived Assets
     In accordance with SFAS No. 144, the Company evaluated if there were impairment indicators present related to its fixed assets and other long-term assets. If impairment indicators were present, future cash flows related to the asset group were estimated. The sum of the undiscounted future cash flows attributable to the asset group was then compared to the carrying amount of the asset group. The cash flows were estimated utilizing various assumptions regarding future revenue and expenses, working capital, and proceeds from asset disposals on a basis consistent with the strategic plan. If the carrying amount exceeded the sum of the future undiscounted future cash flows, the Company discounted the future cash flows using a risk-free discount rate and recorded an impairment charge as the difference between the discounted cash flows and the carrying value of the asset group. Generally, the Company performed its testing of the asset group at the product-line level, as this is the lowest level for which identifiable cash flows are available.
     As a result of the impairment testing described above, the Company recorded a noncash impairment charge in the third quarter of approximately $35 million, primarily related to goodwill and indefinite and long-lived intangible assets, in the United Kingdom business in the Company’s Home Fashions segment.

     The Company’s United Kingdom home fashions business was previously classified in the “fix” portfolio of the Company’s business and continues to face economic challenges in its region, especially as retailers have continued to move to direct product sourcing from the Far East, and the Company is currently exploring alternatives for several of its product lines. As a result, management revised the estimated fair value of the business, specific trademarks and certain long-lived assets and determined that impairment exists on the trademarks and long-lived assets identified as well as the goodwill for the business.
     The Company cannot predict whether certain events might occur that would adversely affect the reported value of the remaining goodwill and other identifiable intangible assets. Such events may include, but are not limited to, strategic decisions made in response to economic and competitive conditions, the impact of the economic environment on the Company’s customer base, or a material adverse change in its relationship with significant customers. Additionally, increases in the risk adjusted rate could result in additional impairment charges.
Forward-Looking Statements.
     The statements in this Current Report on Form 8-K that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of the Restructuring Program, earnings and earnings growth, cash flow, cash expenditures, restructuring, impairment and other charges, costs and cost savings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “estimate,” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the Company’s dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials used by the Company; the Company’s ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; the Company’s ability to expeditiously close facilities and move operations in the face of foreign regulations and other impediments; the Company’s ability to implement successfully information technology solutions throughout its organization; the Company’s ability to improve productivity and streamline operations; the Company’s ability to complete strategic acquisitions; the Company’s ability to integrate previously acquired businesses; the risks inherent in the Company’s foreign operations and those factors listed in the Company’s 2005 second quarter Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.
     Attached as Exhibit 99.1 is a copy of the Company’s press release, dated September 15, 2005, announcing Project Acceleration, including the Restructuring Program, as well as the impairment charges discussed above. Such information is furnished pursuant to Item 7.01 of Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
     The press release contains non-GAAP financial measures. For purposes of Securities and Exchange Commission Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.
     The Company has used the financial measures that are included in the press release for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are “non-GAAP financial measures” — and the information they provide are useful to investors since these measures:
•	enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

•	permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.
     The Company’s management believes that diluted earnings per share from continuing operations, excluding impairment charges, is also helpful to investors because it provides meaningful perspective on the current underlying performance of the Company’s continuing operations. The Company’s management believes that diluted earnings per share from continuing operations, excluding restructuring charges, is helpful to investors because it provides information with respect to earnings per share related to the Company’s continuing operations after completion of the Restructuring Program.

     While the Company believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated September 15, 2005, issued by Newell Rubbermaid Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
Date: September 15, 2005	By:	/s/ Ronald L. Hardnock
Ronald L. Hardnock
Vice President – Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 15, 2005, issued by Newell Rubbermaid Inc.